UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2021

GOLUB CAPITAL DIRECT LENDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01412	87-1489837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On November 15, 2021, Golub Capital Direct Lending Corporation (the “Company”) entered into an amended and restated revolving loan agreement (the “A&R GDLC Adviser Revolver”) with GC Advisors LLC, the Company’s investment adviser (“GC Advisors”), as the lender in order to amend and restate the Company’s existing unsecured revolving credit facility (the “Prior GDLC Adviser Revolver”). The A&R GDLC Adviser Revolver was effective as of November 15, 2021.

The A&R GDLC Adviser Revolver amended the Prior GDLC Adviser Revolver to, among other things, increase the borrowing capacity under the GC Advisors Revolver from $40.0 million to $70.0 million and permit GDLC to borrow under the A&R GDLC Adviser Revolver in foreign currencies. The other material terms of the A&R GDLC Adviser Revolver were unchanged from the Prior GDLC Adviser Revolver.

The description above is only a summary of the material provisions of the A&R GDLC Adviser Revolver and is qualified in its entirety by reference to a copy of the A&R GDLC Adviser Revolver, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Amended and Restated Revolving Loan Agreement, dated as of November 15, 2021, by and among Golub Capital Direct Lending Corporation., as the borrower, and GC Advisors LLC, as the lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Direct Lending Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL DIRECT LENDING CORPORATION

Date: November 18, 2021	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer